EXHIBIT 99.1
Banc One Credit Card Master Trust
Excess Spread Analysis—July 2002

Series Deal Size Expected Maturity	* 1996-A $500 MM 4/15/03
Yield	18.56%
Less: Coupon	2.14%
Servicing Fee	1.45%
Net Credit Losses	6.11%
Excess Spread:
July-02	8.86%
June-02	10.62%
May-02	9.27%
Three Month Average Excess Spread	9.58%
Delinquency:
30 to 59 Days	1.74%
60 to 89 Days	1.08%
90+ Days	2.09%
Total	4.91%
Payment Rate	12.55%
*	Yield, Net Credit Losses, and Excess Spread are skewed downward due to the calculation methodology during the accumulation period.